                                                                     EXHIBIT 5.1

                      [LETTERHEAD OF SHEARMAN & STERLING]

                                 June 13, 1997

Board of Directors
Cell Genesys, Inc.
342 Lakeside Drive
Foster City, California 94404

                           1989 Incentive Stock Plan
                      Registration Statement on Form S-8
                      ----------------------------------

Ladies and Gentlemen:


     We have acted as counsel for Cell Genesys, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the registration of 1,750,000 shares (the "Shares") of common stock, par value $0.001 per share, of the Company available for issuance pursuant to the Company's 1989 Incentive Stock Plan (the "Plan").

     In acting as such counsel, we relied upon such corporate records of the Company and such other documents and certificates of fact as we have deemed necessary or appropriate as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to the originals of all documents presented to us as copies, and the authenticity of the originals of such latter documents. In rendering such opinion, we have relied as to factual matters upon certificates of officers of the Company and certificates of public officials.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when sold and delivered against payment therefor in the manner described in the Registration Statement and the Plan, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an Exhibit to the Registration Statement.

                                                  Very truly yours,


                                                  SHEARMAN & STERLING